Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Motorola Solutions, Inc.:
We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 033-59285, 333‑51847, 333-36308, 333-53120, 333-60612, 333-87728, 333-105107, 333-123879, 333-133736, 333-142845, and 333-160137) and Form S-3 (Nos. 333-181223, 333-76337, and 333-36320) of Motorola Solutions, Inc. of our reports dated February 13, 2014, except as it relates to the presentation of the Enterprise business (excluding certain assets and liabilities to be retained by Motorola Solutions, Inc.) as a discontinued operation as discussed in Note 2 and the related change in segment information discussed in Notes 12 and 14, as to which the date is August 7, 2014, with respect to the consolidated balance sheets of Motorola Solutions, Inc. and Subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2013, which report appears in the August 7, 2014 Form 8-K.

Chicago, Illinois
August 7, 2014